Exhibit 99.1
Immediate Release
Contact:
Patrick Pedonti
Chief Financial Officer
Tel: +1-860-298-4738
E-mail: InvestorRelations@sscinc.com
SS&C Completes Partial Redemption of 11 3/4% Senior Subordinated Notes
WINDSOR, CT — March 17, 2011 — SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced that effective March 17, 2011, its subsidiary, SS&C Technologies, Inc., had completed the previously announced redemption of $66,625,000 in aggregate principal amount of its 11 3/4% Senior Subordinated Notes due 2013. The outstanding principal amount of the notes after this redemption is $66,625,000.
About SS&C Technologies
SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. 5,000 financial services organizations, from the world’s largest to local financial services organizations, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $16 trillion in assets.
Additional information about SS&C is available at www.ssctech.com.
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